Exhibit 99.1

FINAL

FOR RELEASE AT 1 p.m., EASTERN TIME
INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

Charles Horne Named Senior Vice President and Controller at Safeco

SEATTLE—(May 12, 2005)—Safeco (NASD: SAFC) today named Charles Horne senior vice president and controller, effective immediately.

Since July 2002, Horne has served as Safeco’s vice president-Audit Services, with responsibility for managing Safeco’s internal audit department. In addition, he led the companywide effort to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

“Chuck brings to the Controllers organization proven leadership capability, strong analytical skills and a deep understanding of Safeco’s financial controls and processes,” said Christine Mead, Safeco CFO and president-Service, Technology and Finance. “He will be a terrific addition to Safeco’s senior leadership team.”

Prior to joining Safeco, Horne worked at Dell Inc., serving as finance director for Dell’s Worldwide Procurement and Supply Chain organization as well as other key financial roles. Horne also has held a variety of finance, controller and audit positions at PricewaterhouseCoopers, Raychem Corporation and Silicon Graphics Computer Systems. He graduated from the University of California at Davis and earned an MBA at New York University.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and medium-sized businesses through a national network of independent agents and brokers.

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